EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference, and inclusion in Appendix A, in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated October 30, 2000 relating to the consolidated financial statements, which appears in BankUnited Financial Corporation's Annual Report on Form 10-K/A for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Miami, Florida
May 23, 2001